INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos.33-99408 and 333-1544 of Periphonics Corporation, each on Form S-8, of our report dated July 8, 1999, appearing in this Annual Report on Form 10-K of Periphonics Corporation for the year ended May 31, 1999.

DELOITTE & TOUCHE LLP
Jericho, New York
August 27, 1999